Exhibit 5.1
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     PIPER
     MARBURY
     RUDNICK
     & WOLFE   LLP

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Suite 610, Commerce Executive Park III
1850 Centennial Park Drive
Reston, Virginia  20191-1517
www.piperrudnick.com

PHONE  (703) 391-7100
FAX    (703) 390-5299






                                November 22, 1999


Visual Networks, Inc.
2092 Gaither Road
Rockville, Maryland 20850

         Re:      1997 Omnibus Stock Plan
                  Registration Statement on Form S-8

Ladies and Gentlemen:

         We  have  acted  as  counsel  to  Visual  Networks,   Inc.  a  Delaware
corporation (the "Company"), in connection with the Company's Registration Statement on Form S-8 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to 2,000,000 additional shares of the Company's Common Stock, par value $.01 per share (the "Shares"), reserved for issuance under The Visual Networks, Inc. 1997 Omnibus Stock Plan (the "Plan").

         In this capacity, we have examined the Company's Amended and Restated Certificate of Incorporation and By-laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion and advise you that each of the Shares described in the Registration Statement has been duly authorized and validly issued and is fully paid and nonassessable.

         We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,


                               /s/ PIPER MARBURY RUDNICK & WOLFE LLP


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